UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission

File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Tenesol Stock Purchase Agreement

On December 23, 2011, SunPower Corporation, a Delaware corporation (“SunPower”), entered into a Stock Purchase Agreement with Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Total G&P”), and Total Energie Développement SAS, a société par actions simplifiée organized under the laws of the Republic of France (“TED”) (the “Tenesol Stock Purchase Agreement”), under which SunPower has agreed to acquire 100% of the equity interest of Tenesol SA, a société anonyme organized under the laws of the Republic of France (“Tenesol”), from Total G&P.

The Tenesol Stock Purchase Agreement provides that, subject to the terms and conditions set forth therein, SunPower will purchase each outstanding share of common stock of Tenesol for cash (the “Tenesol Acquisition”). SunPower estimates that the total amount of funds required to purchase all of the outstanding shares of Tenesol and to pay related fees and expenses will be approximately $168.0 million, subject to any applicable withholding and transfer taxes. The Tenesol Acquisition will be financed with cash on hand and proceeds from the Private Placement (as defined below).

SunPower and Total G&P have made customary representations and warranties in the Tenesol Stock Purchase Agreement, and the respective obligations of SunPower and Total G&P to consummate the Tenesol Acquisition and the transactions contemplated thereby are subject to the satisfaction or waiver of customary closing conditions, including the successful closing of the Private Placement and the execution and delivery of the Master Agreement (as defined below). At the closing of the Tenesol Acquisition, Tenesol will have approximately €25.5 million of cash (subject to working capital adjustments) on its balance sheet.

The closing of the Tenesol Acquisition is expected to occur concurrently with the closing of the Private Placement, which is expected to occur in the first quarter of 2012.

Tenesol is a wholly-owned subsidiary of TED, although prior to closing of the Tenesol Acquisition TED will transfer ownership of Tenesol to Total G&P, an indirect wholly-owned subsidiary of Total S.A., a société anonyme organized under the laws of the Republic of France (“Total S.A.”). Tenesol is engaged in the business of devising, designing, manufacturing, installing and managing solar power production and consumption systems for farms, industrial and service sector buildings, solar power plants and private homes.

The foregoing summary of the material terms of the Tenesol Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the copy of the Tenesol Stock Purchase Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Private Placement Agreement

Contemporaneously with the execution of the Tenesol Stock Purchase Agreement, SunPower entered into a Private Placement Agreement with Total G&P (the “Private Placement Agreement”), under which Total G&P agreed to purchase, and SunPower agreed to issue and sell, subject to the satisfaction or waiver of specific conditions, 18.6 million shares of common stock, par value $0.001 per share, together with the preferred stock purchase rights appurtenant thereto issued under the Amended and Restated Rights Agreement, dated November 16, 2011, by and between SunPower and Computershare Trust Company, N.A., as Rights Agent (the “Common Shares”), for a purchase price of $8.80 per share, or an aggregate of $163,680,000.00 (the “Purchase Price”) in a transaction made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D (the “Private Placement”).

Pursuant to the terms of SunPower’s revolving credit agreement with Credit Agricole Corporate and Investment Bank, as administrative agent, and certain other financial institutions (the “Revolving Credit Facility”), SunPower is required to maintain a financial ratio of debt-to-EBITDA (as defined in the Revolving Credit Facility) not exceeding 4.5 to 1 at the end of each fiscal quarter, subject to a 50-day cure period (“Cure Period”). However, during any such Cure Period, SunPower is permitted to cure a covenant breach relating to the financial ratio covenant by exercising certain rights under the Revolving Credit Facility.

The cash proceeds from the Private Placement are expected to be sufficient to place SunPower in compliance with the debt-to-EBITDA ratio for the reporting period ending January 1, 2012. The proceeds of the Private Placement will be used for general corporate purposes, working capital, the possible reduction of debt and possible future acquisitions, including the Tenesol Acquisition. The primary purpose of the Private Placement, however, is to strengthen SunPower’s financial ratios and to mitigate any risk of a potential default under the Revolving Credit Facility.

The closing of the Private Placement is expected to take place in the first quarter of 2012.

The foregoing summary of the material terms of the Private Placement Agreement does not purport to be complete and is qualified in its entirety by the copy of the Private Placement Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Master Agreement

Contemporaneously with the execution of the Tenesol Stock Purchase Agreement and the Private Placement Agreement, SunPower entered into a Master Agreement with Total G&P and Total S.A. (the “Master Agreement”), under which SunPower and Total G&P agreed to a framework of transactions related to the Tenesol Acquisition and Private Placement Agreement, including transactions contemplated by the following agreements: (i) the Tenesol Stock Purchase Agreement; (ii) the Second Amendment to Credit Support Agreement (as defined below); (iii) the Second Amendment of Affiliation Agreement (as defined below); and (iv) the Private Placement Agreement. Additionally, Total has agreed to pursue several negotiations on additional agreements related to directly investing at least $24 million in SunPower’s R&D program over a multi-year period, purchase 10 megawatts (“MW”) of modules and develop a multi-megawatt project using SunPower’s C7 concentrator product.

The foregoing summary of the material terms of the Master Agreement does not purport to be complete and is qualified in its entirety by the copy of the Master Agreement attached as Exhibit 10.2 hereto and incorporated herein by reference.

Second Amendment to Credit Support Agreement

In connection with the Tenesol Acquisition, on December 12, 2011, SunPower entered into a second amendment (the “Second Amendment to Credit Support Agreement”) to the Credit Support Agreement, dated April 28, 2011, with Total S.A., as previously amended by the Amendment to Credit Support Agreement, dated as of June 7, 2011. Under the Second Amendment to Credit Support Agreement, among other things, the Maximum L/C Amount (as defined in the Credit Support Agreement) was increased to $725,000,000 effective December 12, 2011. The Second Amendment to Credit Support Agreement also permits a broader scope of letters of credit to be issued under the unsecured Total-guaranteed letter of credit facility, which will allow SunPower to transfer certain letters of credit (the “Transferred L/Cs”) from a cash collateralized letter of credit facility. Doing so will provide SunPower with access to an additional $140 million of previously restricted cash. If the Tenesol Acquisition is not completed by March 1, 2012, SunPower has agreed that the Transferred L/Cs would be terminated or transferred from the Total S.A. guaranteed facility.

The foregoing summary of the material terms of the Second Amendment to Credit Support Agreement does not purport to be complete and is qualified in its entirety by the copy of the Second Amendment to Credit Support Agreement attached as Exhibit 10.3 hereto and incorporated herein by reference.

Second Amendment to Affiliation Agreement

In connection with the Tenesol Acquisition, SunPower also entered into a second amendment (the “Second Amendment to Affiliation Agreement”) to the Affiliation Agreement, dated April 28, 2011, with Total G&P, as previously amended by the Amendment to Affiliation Agreement, dated as of June 7, 2011 (the “Affiliation Agreement”). Under the Second Amendment to Affiliation Agreement, among other things, the amount of indebtedness permitted under the Affiliation Agreement without the approval of Total G&P as a stockholder was increased by removing from the definition of indebtedness contingent obligations under letters of credit and other surety instruments.

The foregoing summary of the material terms of the Second Amendment to Affiliation Agreement does not purport to be complete and is qualified in its entirety by the copy of the Second Amendment to Affiliation Agreement attached as Exhibit 10.4 hereto and incorporated herein by reference.

Relationship Between SunPower and Total

On June 21, 2011, SunPower became a majority-owned subsidiary of Total G&P through a tender offer whereby Total G&P purchased approximately 60% of SunPower’s outstanding shares of Class A common stock and Class B common stock. In connection with the tender offer, SunPower, Total G&P and Total S.A. entered into several ancillary agreements, including (i) a Credit Support Agreement, pursuant to which Total S.A. agreed to provide certain guarantees and otherwise assist SunPower in obtaining credit from third-party sources, and (ii) an Affiliation Agreement, which defines the conditions under which Total may acquire further SunPower stock and sets forth various principles for the governance of SunPower during Total’s period of control. Pursuant to the Affiliation Agreement, Total G&P has designated, and currently has the continuing right to nominate, six of SunPower’s eleven directors.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 21, 2011, Reinhard Schneider resigned from the board of directors (“Board”) of SunPower. Reinhard Schneider was nominated to the Board pursuant to the Affiliation Agreement. Pursuant to the Affiliation Agreement, six Total G&P designated directors (each, a “Total Director”), including Reinhard Schneider, were elected to the Board on July 1, 2011.

(d) Effective December 21, 2011, pursuant to the Affiliation Agreement, the Board appointed Jérôme Schmitt as a Total Director to fill the vacancy created by Mr. Schneider’s resignation. Jérôme Schmitt will serve as a Class I director, to serve until SunPower’s annual meeting of stockholders to be held in 2012.

Jérôme Schmitt has served as Total’s Group Treasurer since 2009. Before taking this position, Mr. Schmitt was Vice President, Investor Relations at Total for five years. Previous to that, he held other positions within the Total group, where he has been employed since 1992. Mr. Schmitt graduated as a Civil Mining Engineer from the Ecole Nationale Supérieure des Mines de Sainte-Etienne.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In accordance with the requirements of the Nasdaq Stock Market Listing Rules, SunPower was required to seek stockholder approval of the issuance of the Common Shares pursuant to the Private Placement Agreement. On December 22, 2011, Total G&P, the holder of 59,976,682 shares of common stock of SunPower, constituting a majority of the voting control of SunPower, approved by written consent the issuance of the Common Shares pursuant to the Private Placement Agreement.

In connection with the written consent, SunPower will file an Information Statement (the “Information Statement”) with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and will provide a copy of the Information Statement to all stockholders who did not execute the written consent.

Item 8.01.	Other Events.

On December 23, 2011, SunPower issued a press release announcing that it entered into the Tenesol Stock Purchase Agreement, the Private Placement Agreement and the Master Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as ”agreement to,” “scheduled for,” “will,” “expected to,” “expects,” “accelerate,” “agreed to,” and similar expressions to identify forward-looking statements in this report, including forward-looking statements regarding: (a) SunPower’s acquisition of Tenesol for $165.4 million; (b) Total’s purchase of 18.6 million shares of SunPower common stock in a private placement at $8.80 per share; (c) expected closing in early 2012; (d) SunPower’s expectations that the acquisition will positively affect its financial position in 2012; (e) Total’s ownership percentage after the private placement; (f) expected Tenesol revenue of approximately EUR 200 million in 2011 and cash at the closing of the acquisition of EUR 25.5 million; (g) expanding SunPower’s market reach and accelerating its share gain during market consolidation; (h) SunPower’s ability to reach agreement with Total regarding future research and development activities, accelerating SunPower’s cost reduction scope over a multi-year period, developing the first initial, full-scale, commercial concentrator power plant with the SunPower® C7 Tracker, and purchasing10 MW of SunPower products for the development of projects worldwide; and (i) cash proceeds from the Private Placement expected to be sufficient to place SunPower in compliance with the debt-to-EBITDA ratio for the reporting period ending January 1, 2012; and (j) SunPower having access to an additional $140 million of previously restricted cash. Such forward-looking statements are based on information available to the company as of the date of this report and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) expected completion of the Tenesol acquisition in early 2012 for $165.4 million, and Total’s purchase of 18.6 million shares of SunPower common stock in a private placement at $8.80 per share; (ii) Securities and Exchange Commission, NASDAQ Stock Market and any other regulatory review of the acquisition and any impact on timing and deal structure; (iii) SunPower’s ability to successfully utilize Tenesol to expand its global reach and market share, or fully realize the synergies of the acquisition; (iv) Total’s and SunPower’s inability to reach agreement with Total regarding future research and development activities, developing the first initial, full-scale, commercial concentrator power plant with the SunPower® C7 Tracker, or purchasing10 MW of SunPower products for the development of projects worldwide; (v) SunPower’s inability to achieve its projected financial position and operating results in 2012 and Tenesol’s inability to achieve revenue of approximately EUR 200 million in 2011; (vi) increasing competition in the industry and lower average selling prices, impact on gross margins, and any revaluation of inventory as a result of decreasing average selling prices or reduced demand; (vii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments to our intangible assets, project assets, and goodwill; (viii) the company’s ability to meet its cost reduction plans and reduce it operating expenses; (ix) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (x) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (xi) the company’s ability to increase or sustain its growth rate; (xii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (xiii) timeline for revenue recognition and impact on the company’s operating results; (xiv) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants, including the company’s success in completing the design, construction and maintenance of the California Valley Solar Ranch Project; (xv) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment or in response to regulatory changes; (xvi) the availability of financing arrangements for the company’s utilities projects and the company’s customers; (xvii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies and manufacturing benefits, including ramping Fab 3 according to plan; (xviii) the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xix) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xx) manufacturing difficulties that could arise;( xxi) the company’s ability to achieve the expected benefits from its relationship with Total; (xxii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; and (xxiii) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011, July 3, 2011 and October 2, 2011 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 23, 2011, by and among SunPower Corporation, Total Gas & Power USA, SAS, and Total Energie Développement SAS.

10.1	Private Placement Agreement, dated as of December 23, 2011, by and between Total Gas & Power USA, SAS and SunPower Corporation.

10.2	Master Agreement, dated as of December 23, 2011, by and among SunPower Corporation, Total Gas & Power USA, SAS, and Total S.A.

10.3	Second Amendment to Credit Support Agreement, dated as of December 12, 2011, by and between Total S.A. and SunPower Corporation.

10.4	Second Amendment to Affiliation Agreement, dated as of December 23, 2011, by and between Total G&P and SunPower Corporation.

99.1	Press Release dated December 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 23, 2011	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 23, 2011, by and among SunPower Corporation, Total Gas & Power USA, SAS, and Total Energie Développement SAS.

10.1	Private Placement Agreement, dated as of December 23, 2011, by and between Total Gas & Power USA, SAS and SunPower Corporation.

10.2	Master Agreement, dated as of December 23, 2011, by and among SunPower Corporation, Total Gas & Power USA, SAS, and Total S.A.

10.3	Second Amendment to Credit Support Agreement, dated as of December 12, 2011, by and between Total S.A. and SunPower Corporation.

10.4	Second Amendment to Affiliation Agreement, dated as of December 23, 2011, by and between Total G&P and SunPower Corporation.

99.1	Press Release dated December 23, 2011.